Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2005	2006	2007	2008	2009
January	5.176	5.258	6.061	6.040	4.403
February	5.593	5.816	5.593	6.446	4.042
March	5.570	5.200	5.965	6.494	3.896
April	5.989	6.156	6.637	6.552	3.966
May	6.183	5.641	6.112	6.741	4.024
June	5.812	5.845	6.313	6.612	4.176
July	5.425	5.886	6.073	6.889	4.058
August	5.293	5.501	6.642	6.254	3.822
September	5.264	5.663	8.307	6.867
October	5.955	6.083	5.968	6.074
November	6.030	6.149	6.642	5.872
December	5.305	5.800	5.318	3.738

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.